Exhibit 99.2

 Horizon Bancorp announces the acquisition of Kosciusko Financial, Inc. and its wholly-owned subsidiary, Farmers State BankFebruary 5, 2016

  FORWARD LOOKING STATEMENTS This presentation may contain forward-looking statements regarding the financial performance, business, and future operations of Horizon Bancorp and its affiliates (collectively, “Horizon”). For these statements, Horizon claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future results or performance. As a result, undue reliance should not be placed on these forward-looking statements, which speak only as of the date hereof. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions, and although management believes that the expectations reflected in such forward-looking statements are accurate and reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause our actual results to differ materially include those set forth in Horizon’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K. Statements in this presentation should be considered in conjunction with such risk factors and the other information publicly available about Horizon, including the information in the filings we make with the Securities and Exchange Commission. Horizon does not undertake, and specifically disclaims any obligation, to publicly release any updates to any forward-looking statement to reflect events or circumstances occurring or arising after the date on which the forward-looking statement is made, or to reflect the occurrence of unanticipated events, except to the extent required by law.   Disclosures

  ADDITIONAL INFORMATION FOR SHAREHOLDERS In connection with the proposed merger, Horizon will file with the SEC a Registration Statement on Form S-4 that will include a Proxy Statement of Kosciusko Financial, Inc. (“Kosciusko”) and a Prospectus of Horizon, as well as other relevant documents concerning the proposed transaction. SHAREHOLDERS AND INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The proxy statement/prospectus and other relevant materials (when they become available), and any other documents Horizon has filed with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents Horizon has filed with the SEC in two ways, either (i) by contacting Dona Lucker, Shareholder Relations Officer, 515 Franklin Square, Michigan City, Indiana 46360, telephone: (219) 874-9272 or via a request form available on Horizon’s website at www.horizonbank.com under the tab “About Us – Investor Relations – Other Information – Information Request,” or (ii) at www.horizonbank.com under the tab “About Us – Investor Relations – Documents – SEC Filings.” The information available through Horizon’s website is not and shall not be deemed part of this presentation or incorporated by reference into other filings Horizon makes with the SEC. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities. Horizon and Kosciusko and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Kosciusko in connection with the proposed merger. Information about the directors and executive officers of Horizon is set forth in Horizon’s Annual Report on Form 10-K filed with the SEC on March 13, 2015, and in the proxy statement for Horizon’s 2015 annual meeting of shareholders, as filed with the SEC within a Registration Statement on Form S-4/A on May 22, 2015. Additional information regarding the interests of these participants and any other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement/prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.  Disclosures

 *  Farmers State Bank Overview  Establ. 1892 in Mentone, INFive Full-Service Locations$148 Million in Assets$106 Million in Loans $123 Million in Deposits$1.1 Million 2015 Net Income0.07% NPAs/Assets  Financials as of December 31, 2015

Merger Highlights

Strategic

- Aligned with Horizon's plan to expand in the states of Indiana and Michigan
- Scalable platform in the vibrant market of Kosciusko County, Indiana
- Bolsters existing presence in northeast Indiana
- Continued revenue diversification
- Strong core deposit base

Financial

- EPS accretion of ~4% in 2017, first full year pro forma
- Initial TBV dilution of $0.47 with four year earn back (cross over method)
- Internal rate of return over 20%
- Increases bank level capital and cushion above "well capitalized" ratios

Operational

- Operating leverage through cost savings estimated at 45%
- Although not modeled, revenue enhancements through increased product offering will provide additional growth opportunity
- Minimal credit concerns

EXCEPTIONAL SERVICE • SENSIBLE ADVICE® 5

*  Pro Forma Franchise  51 Locations Throughout Indiana and Michigan$2.8 Billion in Assets$1.9 Billion in Loans$2.0 Billion in Deposits$1.2 Billion in Assets Under ManagementMarket Cap. $300 Million  Horizon and Kosciusko company financials and pro forma analysis, excluding merger adjustments

 *  Kosciusko County Provides Opportunity  Source for demographic data is Nielson. Source for unemployment rate is the U.S. Department of Labor.  Orthopedic Capital of the WorldZimmer, Inc.Biomet, Inc.DePuy Synthes, Inc.Medtronic Spinal & BiologicsSymmetry Medical, Inc.Strong Agriculture Production, Processing and Equipment IndustrySolid Manufacturing and Transportation SectorsMSA Proximity and Multitude of Natural Lakes Provide Attractive Second Home Destination  Metric  Kosciusko County  Indiana  2016 Population  79,200  6.6mm  Projected Population Change 2016-2021  2.5%  2.2%  2016 Median HH Income  $55,954  $49,708  Projected HH Income Change 2016-2021  12.4%  7.6%  Unemployment Rate Dec. 2015  4.0%  4.6%

 *  Based on Horizon’s closing price of $23.99 as of February 3, 2016  Merger Summary  Horizon Bancorp Acquiring Kosciusko Financial  Horizon Bancorp Acquiring Kosciusko Financial  Consideration Mix (1)  65% stock, 35% cash  Consideration Structure  3.0122 HBNC shares or $81.75 in cash for each outstanding Kosciusko share or a combination thereof  Aggregate Deal Value (1)  $22.5 million  Termination Fee  $1.226 million  Required Approvals  Customary regulatory and Kosciusko shareholder approval  Anticipated Closing  Second quarter of 2016

 *  Source: SNL Financial LCNationwide bank transactions announced after 12/31/2014 with target’s assets between $100 million and $300 million, LTM return on average equity between 4.00% and 10.00% and NPAs/assets less than 2.00%, excluding transactions where pricing information is unavailable  Transaction Pricing  Metric  HBNC/Kosciusko  Median ComparableTransactions (1)  Price/ Tangible Book Value  139%  143%  Price/ LTM Earnings  19.8x  24.8x  Price/ 2017 Earnings + Fully Phased-in C.S.  8.7x  NA  Core Deposit Premium  6.0%  8.0%

 *  Transaction Assumptions  Category  Assumption  Cost saves  45% fully phased-in of which 65% realized in 2016  1x after-tax charges  $2.0 million  Non-accretable loan mark  $2.1 million or 2.0% of total loans  Accretable loan mark  $1.7 million or 1.6% of total loans  Core deposit intangibles  $1.8 million or 2.0% of core deposits  Revenue enhancements  Not included in model

 Horizon: A Company on the Move  OrganicExpans.(7)  St. JosephSouth BendElkhart  Lake County  Kalamazoo  Indianapolis  Carmel  M&A(8)  Anchor Mortgage  Alliance Bank  American Trust  Heartland   1st MortgageSummitPeoplesKosciusko  *  Assets ($ Mil.)  $721        $2,794  Loans($ Mil.)  $548        $1,861  Deposits($ Mil.)  $489        $1,994  Branches  7        51  11% CAGR  10% CAGR  11% CAGR  Note: 2015 financials reflect Kosciusko, excluding merger adjustments

 If you have questions please contact:Mark SecorChief Financial Officer515 Franklin SquareMichigan City, IN 46360(219) 873-2611